UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 18, 2007 (December 21, 2007)
THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, Theragenics Corporation (the “Company”) was informed by Judith E. Starkey that she was resigning from the Company’s Board of Directors, effective December 31, 2007.  Ms. Starkey informed Theragenics of her resignation via letter which was dated December 17, 2007 and received by the Company on December 18, 2007.  Ms. Starkey, the Chief Executive Officer and Chairperson of the Board of Directors of Chamberlin Edmonds & Associates, Inc. (“Chamberlin”), indicated that she resigned due to business developments at Chamberlin that will be demanding a great deal of her time in the next few months, and will likely culminate in her entering into a business relationship with certain investment groups where she will find herself with a conflict of interest if she were to maintain her position as a Director of Theragenics.

The text of Ms. Starkey’s resignation letter is filed as Exhibit 17.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

17.1	Resignation Letter from Judith E. Starkey

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: December 21, 2007	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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